Exhibit 99.1

Envestnet Reports Third Quarter 2021 Financial Results

Revenues, adjusted EBITDA and adjusted EPS exceed guidance in Q3 2021, Raising 2021 Outlook

Chicago, IL — November 8, 2021 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2021.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions except per share data)	2021	2020	Change	2021	2020	Change
GAAP:
Total revenues	$303.1	$252.6	20%	$866.9	$734.4	18%
Net income (loss)	$11.4	$2.3	n/m	$18.0	$(10.3)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.21	$0.03	n/m	$0.33	$(0.19)	n/m

Non-GAAP:
Adjusted revenues(1)	$303.1	$252.7	20%	$867.1	$735.0	18%
Adjusted EBITDA(1)	$66.2	$67.6	(2)%	$205.5	$178.0	15%
Adjusted net income(1)	$39.9	$40.2	(1)%	$125.3	$103.2	21%
Adjusted net income per diluted share(1)	$0.61	$0.72	(15)%	$1.92	$1.88	2%
n/m - not meaningful

“During the third quarter and first nine months of 2021, Envestnet delivered strong financial results,” said Bill Crager, Chief Executive Officer.

“Our commitment to our vision and strategy continues and we are executing in all areas of our business. Our team is leaned into our mission and the work we are doing to establish Envestnet as the ecosystem that connects data, technology, and solutions to enable The Intelligent Financial Life,” concluded Mr. Crager.

Financial Results for the Third Quarter of 2021

Asset-based recurring revenues increased 34% from the third quarter of 2020, and represented 61% of total revenues for the third quarter of 2021 compared to 55% for the third quarter of 2020. Subscription-based recurring revenues increased 5% from the third quarter of 2020, and represented 37% of total revenues for the third quarter of 2021, compared to 43% for the third quarter of 2020. Professional services and other non-recurring revenues decreased 21% from the prior year period. Total revenues increased 20% to $303.1 million for the third quarter of 2021 from $252.6 million for the third quarter of 2020.

Total operating expenses for the third quarter of 2021 increased 20% to $288.9 million from $240.9 million in the prior year period. Cost of revenues increased 40% to $109.8 million for the third quarter of 2021 from $78.5 million for the prior year period. Compensation and benefits increased 16% to $109.8 million for the third quarter of 2021 from $94.4 million for the prior year period. Compensation and benefits were 36% of total revenues for the third quarter of 2021, compared to 37% for the prior year period. General and administration expenses increased 1% to $39.4 million for the third quarter of 2021 from $39.0 million for the prior year period. General and administration expenses were 13% of total revenues for the third quarter of 2021, compared to 15% for the prior year period.

Income from operations was $14.1 million for the third quarter of 2021 compared to $11.7 million for the third quarter of 2020. Net income was $11.4 million for the third quarter of 2021 compared to net income of $2.3 million for the third quarter of 2020. Net income per diluted share attributable to Envestnet, Inc. was $0.21 for the third quarter of 2021 compared to net income per diluted share attributable to Envestnet, Inc. of $0.03 for the third quarter of 2020.

Adjusted revenues(1) for the third quarter of 2021 increased 20% to $303.1 million from $252.7 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2021 decreased 2% to $66.2 million from $67.6 million for the prior year period. Adjusted net income(1) decreased 1% for the third quarter of 2021 to $39.9 million from $40.2 million for the prior year period. Adjusted net income per diluted share(1) for the third quarter of 2021 decreased 15% to $0.61 from $0.72 in the third quarter of 2020.

Balance Sheet and Liquidity

As of September 30, 2021, Envestnet had $393.8 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of September 30, 2021 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. The Company's $500 million revolving credit facility was undrawn as of September 30, 2021.

Outlook

Envestnet provided the following outlook for the fourth quarter and full year ending December 31, 2021. This outlook is based on the market value of assets as of September 30, 2021. We caution that we cannot predict the market value of our assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	4Q 2021			FY 2021
GAAP:
Revenues:
Asset-based	$188.5	-	$189.5
Subscription-based	116.5	-	117.0
Total recurring revenues	$305.0	-	$306.5
Professional services and other revenues	5.0	-	5.5
Total revenues	$310.0	-	$312.0	$1,177.0	-	$1,179.0

Asset-based cost of revenues	$105.5	-	$106.0
Total cost of revenues	$113.6	-	$114.1

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.3			65.2
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$188.5	-	$189.5
Subscription-based	116.5	-	117.0
Total recurring revenues	$305.0	-	$306.5
Professional services and other revenues	5.0	-	5.5
Total revenues	$310.0	-	$312.0	$1,177.0	-	$1,179.0

Adjusted EBITDA(1)	$54.0	-	$55.0	$259.5	-	$260.5
Adjusted net income per diluted share(1)		$0.49			$2.41

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2021 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Approximately 108,000 advisors and more than 6,000 companies including: 17 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, non-recurring litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, gain on settlement of liability, gain on insurance reimbursement, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, non-recurring litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, gain on settlement of liability, gain on insurance reimbursement, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020-06. As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per share calculation beginning January 1, 2021.

See reconciliations of Non-GAAP Financial Measures on pages 9-15 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2021, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2021 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$393,799	$384,565
Fees receivable, net	116,137	80,064
Prepaid expenses and other current assets	39,585	40,570
Total current assets	549,521	505,199

Property and equipment, net	48,158	47,969
Internally developed software, net	125,590	96,501
Intangible assets, net	417,644	435,041
Goodwill	924,504	906,773
Operating lease right-of-use-assets, net	93,204	105,249
Other non-current assets	58,724	47,558
Total assets	$2,217,345	$2,144,290

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$200,206	$158,548
Accounts payable	21,763	18,003
Operating lease liabilities	12,021	13,649
Contingent consideration	806	11,251
Deferred revenue	34,609	34,918
Total current liabilities	269,405	236,369

Long-term debt	847,633	756,503
Non-current operating lease liabilities	107,852	112,182
Deferred tax liabilities, net	27,754	34,740
Other non-current liabilities	17,626	28,678
Total liabilities	1,270,270	1,168,472

Equity:
Total stockholders’ equity	944,435	976,337
Non-controlling interest	2,640	(519)
Total liabilities and equity	$2,217,345	$2,144,290

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Asset-based	$184,008	$137,744	$513,458	$394,801
Subscription-based	113,572	107,897	335,905	317,427
Total recurring revenues	297,580	245,641	849,363	712,228
Professional services and other revenues	5,473	6,918	17,533	22,183
Total revenues	303,053	252,559	866,896	734,411

Operating expenses:
Cost of revenues	109,836	78,545	303,199	222,327
Compensation and benefits	109,839	94,428	316,101	300,423
General and administration	39,393	38,979	117,463	118,537
Depreciation and amortization	29,850	28,951	88,252	85,077
Total operating expenses	288,918	240,903	825,015	726,364

Income from operations	14,135	11,656	41,881	8,047
Other expense, net	(3,551)	(8,836)	(14,803)	(18,546)
Income (loss) before income tax provision (benefit)	10,584	2,820	27,078	(10,499)

Income tax provision (benefit)	(854)	497	9,074	(161)

Net income (loss)	11,438	2,323	18,004	(10,338)
Add: Net (income) loss attributable to non-controlling interest	302	(413)	401	(12)
Net income (loss) attributable to Envestnet, Inc.	$11,740	$1,910	$18,405	$(10,350)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.22	$0.04	$0.34	$(0.19)

Diluted	$0.21	$0.03	$0.33	$(0.19)

Weighted average common shares outstanding:
Basic	54,547,858	53,800,048	54,400,247	53,464,101

Diluted	55,388,627	55,558,983	55,287,972	53,464,101

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$18,004	$(10,338)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88,252	85,077
Provision for doubtful accounts	2,051	2,323
Deferred income taxes	7,078	79
Non-cash compensation expense	50,307	45,721
Non-cash interest expense	4,889	12,255
Accretion on contingent consideration and purchase liability	656	1,308
Payments of contingent consideration	(2,360)	—
Fair market value adjustment to contingent consideration liability	(1,067)	(2,056)
Fair market value adjustment to investment in private company	(758)	—
Gain on settlement of liability	(1,206)	—
Gain on acquisition of equity method investment	—	(4,230)
Loss allocation from equity method investments	5,553	4,280
Impairment of right of use assets	1,537	1,426
Other	249	556
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(38,030)	(10,825)
Prepaid expenses and other current assets	569	(11,139)
Other non-current assets	4,854	(1,807)
Accrued expenses and other liabilities	26,637	3,393
Accounts payable	4,122	12,084
Deferred revenue	(1,065)	1,488
Other non-current liabilities	(298)	2,084
Net cash provided by operating activities	169,974	131,679

INVESTING ACTIVITIES:
Purchases of property and equipment	(15,779)	(8,824)
Capitalization of internally developed software	(49,024)	(40,257)
Investments in private companies	(8,926)	(13,875)
Acquisition of proprietary technology	(25,517)	—
Acquisitions of businesses, net of cash acquired	(32,794)	(20,257)
Advance for technology solutions	(3,000)	—
Net cash used in investing activities	(135,040)	(83,213)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2025	—	517,500
Convertible Notes due 2025 issuance costs	—	(14,540)
Proceeds from borrowings on revolving credit facility	—	45,000
Payments on revolving credit facility	—	(305,000)
Capital contributions - non-controlling shareholders	3,201	—
Payments of deferred consideration on prior acquisitions	—	(1,879)
Payments of contingent consideration	(9,200)	—
Proceeds from exercise of stock options	920	8,053
Taxes paid in lieu of shares issued for stock-based compensation	(17,314)	(16,283)
Share repurchases	(2,097)	—
Other	(666)	3
Net cash provided by (used in) financing activities	(25,156)	232,854

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(544)	(1,009)

INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,234	280,311

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	384,714	82,755

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$393,948	$363,066

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	September 30,	September 30,
	2021	2020
Cash and cash equivalents	$393,799	$362,918
Restricted cash included in prepaid expenses and other current assets	149	—
Restricted cash included in other non-current assets	—	148
Total cash, cash equivalents and restricted cash	$393,948	$363,066

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Total revenues	$303,053	$252,559	$866,896	$734,411
Deferred revenue fair value adjustment (a)	67	91	227	607
Adjusted revenues	$303,120	$252,650	$867,123	$735,018

Net income (loss)	$11,438	$2,323	$18,004	$(10,338)
Add (deduct):
Deferred revenue fair value adjustment (a)	67	91	227	607
Interest income (b)	(202)	(262)	(569)	(850)
Interest expense (b)	4,242	8,139	12,682	21,907
Income tax provision (benefit)	(854)	497	9,074	(161)
Depreciation and amortization	29,850	28,951	88,252	85,077
Non-cash compensation expense (d)	18,885	15,852	50,307	43,197
Restructuring charges and transaction costs (f)	3,403	4,993	11,215	14,461
Severance (e)	207	2,715	10,498	18,566
Accretion on contingent consideration and purchase liability (c)	81	398	656	1,308
Fair market value adjustment on contingent consideration liability (c)	(927)	(74)	(1,067)	(2,056)
Fair market value adjustment to investment in private company (b)	—	—	(758)	—
Non-recurring litigation and regulatory related expenses (c)	1,512	1,809	5,159	6,029
Foreign currency (b)	97	(37)	110	(68)
Non-recurring gain (b)	—	—	—	(4,230)
Gain on settlement of liability (b)	(1,206)	—	(1,206)	—
Gain on insurance reimbursement (b)	(968)	—	(968)	—
Non-income tax expense adjustment (c)	(831)	1,795	(1,102)	1,341
Loss allocation from equity method investments (b)	1,508	994	5,553	4,280
Income attributable to non-controlling interest	(114)	(603)	(554)	(1,103)
Adjusted EBITDA	$66,188	$67,581	$205,513	$177,967

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)All of 2021 included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended September 30, 2020, $15,852 was included in compensation and benefits in the condensed consolidated statements of operations. For the nine months ended September 30, 2020, $45,721 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.
(f)For the three months ended September 30, 2021 and 2020, $1,548 and $3,992 were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2021 and 2020, $1,855 and $969 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2021 and 2020, $0 and $32 were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $6,037 and $11,485 were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $5,178 and $2,764 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $0 and $212 were included within other expense, net, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$11,438	$2,323	$18,004	$(10,338)
Income tax provision (benefit) (a)	(854)	497	9,074	(161)
Income (loss) before income tax provision (benefit)	10,584	2,820	27,078	(10,499)
Add (deduct):
Deferred revenue fair value adjustment (b)	67	91	227	607
Non-cash interest expense (d)	1,443	4,738	4,295	10,682
Cash interest - Convertible Notes (d)	2,479	—	7,439	—
Non-cash compensation expense (e)	18,885	15,852	50,307	43,197
Restructuring charges and transaction costs (h)	3,403	4,993	11,215	14,461
Severance (f)	207	2,715	10,498	18,566
Accretion on contingent consideration and purchase liability (c)	81	398	656	1,308
Fair market value adjustment on contingent consideration liability (c)	(927)	(74)	(1,067)	(2,056)
Fair market value adjustment to investment in private company (d)	—	—	(758)	—
Amortization of acquired intangibles (g)	17,390	18,510	51,370	56,014
Non-recurring litigation and regulatory related expenses (c)	1,512	1,809	5,159	6,029
Foreign currency (d)	97	(37)	110	(68)
Non-recurring gain (d)	—	—	—	(4,230)
Gain on settlement of liability (d)	(1,206)	—	(1,206)	—
Gain on insurance reimbursement (d)	(968)	—	(968)	—
Non-income tax expense adjustment (c)	(831)	1,795	(1,102)	1,341
Loss allocation from equity method investments (d)	1,508	994	5,553	4,280
Income attributable to non-controlling interest	(114)	(603)	(554)	(1,103)
Adjusted net income before income tax effect	53,610	54,001	168,252	138,529
Income tax effect (i)	(13,670)	(13,772)	(42,904)	(35,325)
Adjusted net income	$39,940	$40,229	$125,348	$103,204

Basic number of weighted-average shares outstanding	54,547,858	53,800,048	54,400,247	53,464,101
Effect of dilutive shares:
Options to purchase common stock	201,103	331,728	207,281	458,232
Unvested restricted stock units	570,515	610,442	614,005	548,858
Convertible notes	9,898,549	730,267	9,898,549	280,375
Warrants	69,151	86,498	66,439	46,562
Diluted number of weighted-average shares outstanding	65,287,176	55,558,983	65,186,521	54,798,128

Adjusted net income per share - diluted	$0.61	$0.72	$1.92	$1.88

(a)For the three months ended September 30, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled (8.1)% and 17.6%, respectively. For the nine months ended September 30, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled 33.5% and 1.5%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)All of 2021 included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended September 30, 2020, $15,852 was included in compensation and benefits in the condensed consolidated statements of operations. For the nine months ended September 30, 2020, $45,721 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.

(g)Included within depreciation and amortization in the condensed consolidated statements of operations.
(h)For the three months ended September 30, 2021 and 2020, $1,548 and $3,992 were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2021 and 2020, $1,855 and $969 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2021 and 2020, $0 and $32 were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $6,037 and $11,485 were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $5,178 and $2,764 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2021 and 2020, $0 and $212 were included within other expense, net, respectively, in the condensed consolidated statements of operations.
(i)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three and nine months ended September 30, 2021 and 2020.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended September 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$254,734	$48,319	$—	$303,053
Deferred revenue fair value adjustment (a)	67	—	—	67
Adjusted revenues	$254,801	$48,319	$—	$303,120

Revenues:
Asset-based	$184,008	$—	$—	$184,008
Subscription-based	66,988	46,584	—	113,572
Total recurring revenues	250,996	46,584	—	297,580
Professional services and other revenues	3,738	1,735	—	5,473
Total revenues	254,734	48,319	—	303,053

Operating expenses:
Cost of revenues:
Asset-based	102,298	—	—	102,298
Subscription-based	1,271	6,084	—	7,355
Professional services and other	173	10	—	183
Total cost of revenues	103,742	6,094	—	109,836
Compensation and benefits	67,592	26,468	15,779	109,839
General and administration	26,086	7,570	5,737	39,393
Depreciation and amortization	22,928	6,922	—	29,850
Total operating expenses	$220,348	$47,054	$21,516	$288,918

Income (loss) from operations	$34,386	$1,265	$(21,516)	$14,135
Add:
Deferred revenue fair value adjustment (a)	67	—	—	67
Depreciation and amortization	22,928	6,922	—	29,850
Non-cash compensation expense (c)	9,661	3,667	5,557	18,885
Restructuring charges and transaction costs (d)	2,863	(55)	595	3,403
Severance (c)	(49)	227	29	207
Accretion on contingent consideration and purchase liability (b)	62	19	—	81
Fair market value adjustment on contingent consideration liability (b)	—	(927)	—	(927)
Non-recurring litigation and regulatory related expenses (b)	—	1,512	—	1,512
Non-income tax expense adjustment (b)	(905)	74	—	(831)
Income attributable to non-controlling interest	(114)	—	—	(114)
Other	(63)	(9)	(8)	(80)
Adjusted EBITDA	$68,836	$12,695	$(15,343)	$66,188
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended September 30, 2021, $1,548 was included within general and administration expenses and $1,855 was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine months ended September 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$721,441	$145,455	$—	$866,896
Deferred revenue fair value adjustment (a)	227	—	—	227
Adjusted revenues	$721,668	$145,455	$—	$867,123

Revenues:
Asset-based	$513,458	$—	$—	$513,458
Subscription-based	197,663	138,242	—	335,905
Total recurring revenues	711,121	138,242	—	849,363
Professional services and other revenues	10,320	7,213	—	17,533
Total revenues	721,441	145,455	—	866,896

Operating expenses:
Cost of revenues:
Asset-based	281,829	—	—	281,829
Subscription-based	3,778	17,208	—	20,986
Professional services and other	280	104	—	384
Total cost of revenues	285,887	17,312	—	303,199
Compensation and benefits	195,560	77,765	42,776	316,101
General and administration	71,669	25,513	20,281	117,463
Depreciation and amortization	67,283	20,969	—	88,252
Total operating expenses	$620,399	$141,559	$63,057	$825,015

Income (loss) from operations	$101,042	$3,896	$(63,057)	$41,881
Add:
Deferred revenue fair value adjustment (a)	227	—	—	227
Depreciation and amortization	67,283	20,969	—	88,252
Non-cash compensation expense (c)	27,080	9,691	13,536	50,307
Restructuring charges and transaction costs (d)	8,049	119	3,047	11,215
Severance (c)	4,134	3,634	2,730	10,498
Accretion on contingent consideration and purchase liability (b)	572	84	—	656
Fair market value adjustment on contingent consideration liability (b)	—	(1,067)	—	(1,067)
Non-recurring litigation and regulatory related expenses (b)	—	5,159	—	5,159
Non-income tax expense adjustment (b)	(1,335)	233	—	(1,102)
Income attributable to non-controlling interest	(554)	—	—	(554)
Other	41	—	—	41
Adjusted EBITDA	$206,539	$42,718	$(43,744)	$205,513

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the nine months ended September 30, 2021, $6,037 was included within general and administration expenses and $5,178 was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended September 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$204,294	$48,265	$—	$252,559
Deferred revenue fair value adjustment (a)	91	—	—	91
Adjusted revenues	$204,385	$48,265	$—	$252,650

Revenues:
Asset-based	$137,744	$—	$—	$137,744
Subscription-based	62,783	45,114	—	107,897
Total recurring revenues	200,527	45,114	—	245,641
Professional services and other revenues	3,767	3,151	—	6,918
Total revenues	204,294	48,265	—	252,559

Operating expenses:
Cost of revenues:
Asset-based	71,133	—	—	71,133
Subscription-based	1,272	6,019	—	7,291
Professional services and other	30	91	—	121
Total cost of revenues	72,435	6,110	—	78,545
Compensation and benefits	59,522	26,540	8,366	94,428
General and administration	22,248	8,308	8,423	38,979
Depreciation and amortization	20,406	8,545	—	28,951
Total operating expenses	$174,611	$49,503	$16,789	$240,903

Income (loss) from operations	$29,683	$(1,238)	$(16,789)	$11,656
Add:
Deferred revenue fair value adjustment (a)	91	—	—	91
Depreciation and amortization	20,406	8,545	—	28,951
Non-cash compensation expense (c)	8,685	4,458	2,709	15,852
Restructuring charges and transaction costs (d)	944	33	4,016	4,993
Severance (c)	2,154	495	66	2,715
Accretion on contingent consideration and purchase liability (b)	341	57	—	398
Fair market value adjustment on contingent consideration liability (b)	—	(74)	—	(74)
Non-recurring litigation and regulatory related expenses (b)	—	1,809	—	1,809
Non-income tax expense adjustment (b)	1,860	(65)	—	1,795
Income attributable to non-controlling interest	(603)	—	—	(603)
Other	(2)	—	—	(2)
Adjusted EBITDA	$63,559	$14,020	$(9,998)	$67,581
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended September 30, 2020, $3,992 was included within general and administration expenses, $969 was included within compensation and benefits and $32 was included within other expense, net, in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$590,399	$144,012	$—	$734,411
Deferred revenue fair value adjustment (a)	607	—	—	607
Adjusted revenues	$591,006	$144,012	$—	$735,018

Revenues:
Asset-based	$394,801	$—	$—	$394,801
Subscription-based	184,516	132,911	—	317,427
Total recurring revenues	579,317	132,911	—	712,228
Professional services and other revenues	11,082	11,101	—	22,183
Total revenues	590,399	144,012	—	734,411

Operating expenses:
Cost of revenues:
Asset-based	201,600	—	—	201,600
Subscription-based	3,691	16,684	—	20,375
Professional services and other	47	305	—	352
Total cost of revenues	205,338	16,989	—	222,327
Compensation and benefits	194,906	82,455	23,062	300,423
General and administration	69,358	26,162	23,017	118,537
Depreciation and amortization	59,907	25,170	—	85,077
Total operating expenses	$529,509	$150,776	$46,079	$726,364

Income (loss) from operations	$60,890	$(6,764)	$(46,079)	$8,047
Add:
Deferred revenue fair value adjustment (a)	607	—	—	607
Depreciation and amortization	59,907	25,170	—	85,077
Non-cash compensation expense (c)	27,437	11,665	6,619	45,721
Restructuring charges and transaction costs (d)	5,864	489	8,108	14,461
Severance (c)	14,593	2,587	1,386	18,566
Accretion on contingent consideration and purchase liability (b)	1,087	221	—	1,308
Fair market value adjustment on contingent consideration liability (b)	—	(2,056)	—	(2,056)
Non-recurring litigation and regulatory related expenses (b)	—	6,029	—	6,029
Non-income tax expense adjustment (b)	1,532	(191)	—	1,341
Income attributable to non-controlling interest	(1,103)	—	—	(1,103)
Other	(31)	—	—	(31)
Adjusted EBITDA	$170,783	$37,150	$(29,966)	$177,967

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the nine months ended September 30, 2020, $11,485 was included within general and administration expenses, $2,764 was included within compensation and benefits and $212 was included within other expense, net, in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2020	2020	2021	2021	2021
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$228,905	$263,043	$286,039	$315,422	$327,279
Assets under Administration (“AUA”)	375,860	405,365	408,858	426,416	431,040
Total AUM/A	604,765	668,408	694,897	741,838	758,319
Subscription	3,498,353	3,892,814	4,132,917	4,447,733	4,670,827
Total Platform Assets	$4,103,118	$4,561,222	$4,827,814	$5,189,571	$5,429,146
Platform Accounts
AUM	1,018,817	1,073,122	1,138,183	1,209,761	1,276,066
AUA	1,318,730	1,276,975	1,192,668	1,163,991	1,193,069
Total AUM/A	2,337,547	2,350,097	2,330,851	2,373,752	2,469,135
Subscription	10,639,399	11,079,048	11,453,434	11,712,573	14,810,664
Total Platform Accounts	12,976,946	13,429,145	13,784,285	14,086,325	17,279,799
Advisors
AUM/A	41,450	41,206	41,177	41,259	41,696
Subscription	63,862	65,104	65,724	66,597	66,489
Total Advisors	105,312	106,310	106,901	107,856	108,185

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2021:

	6/30/2021	Gross Sales	Redemptions	Net Flows	Market Impact	9/30/2021
	(in millions, except account data)
AUM	$315,422	$27,197	$(12,703)	$14,494	$(2,637)	$327,279
AUA	426,416	32,375	(22,274)	10,101	(5,477)	431,040
Total AUM/A	$741,838	$59,572	$(34,977)	$24,595	$(8,114)	$758,319

Fee-Based Accounts	2,373,752			95,383		2,469,135

The above AUM/A gross sales figures include $6.1 billion in new client conversions. The Company onboarded an additional $149.5 billion in subscription conversions during the three months ended September 30, 2021, bringing total conversions for the quarter to $155.6 billion.